Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the incorporation of our report dated March 28, 2007, relating to the audited consolidated financial statements of Cowlitz Bancorporation and Subsidiary for the years ended December 31, 2006, 2005, and 2004, included in the Form 10-K, into the Company’s previously filed Registration Statement Files Nos. 333-48607, 333-92274, and 333-92272.

Portland, Oregon

March 28, 2007